Exhibit 10.2
EXECUTION COPY
CHARGE OF COMPANY SHARES
DATED SEPTEMBER 4, 2009
BETWEEN
FIRST SOLAR, INC.
as Chargor
AND
JPMORGAN CHASE BANK, N.A.
as Security Agent
Allen & Overy LLP
45844-00043 SN:2450283.7

THIS DEED is dated September 4,2009 and is made BETWEEN:
FIRST SOLAR, INC., a company incorporated under the laws of Delaware, USA, (the Chargor); and
JPMORGAN CHASE BANK, N.A. (the Security Agent) as agent and trustee for the Finance Parties (as defined below).
BACKGROUND:
(a)	The Chargor enters into this Security Document in connection with the Credit Agreement (as defined below).

(b)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions

In this Security Document:

Act means the Conveyancing and Law of Property Act, Chapter 61 of Singapore.

Credit Agreement means the US$300,000,000 credit agreement dated on or about the date of this Security Document between, among others, the Chargor and the Security Agent.

Finance Party means the Administrative Agent, any Lender, any Issuing Lender, or, in the case of a Specified Swap Agreement, any affiliate of any Lender.

Grantor means any person that is a Grantor under the Guarantee and Collateral Agreement.

Party means a party to this Security Document.

Receiver means a receiver and manager, a receiver, judicial manager or other manager, in each case, appointed under this Security Document.

Related Rights means:
(a)	any dividend, interest or other distribution paid or payable in relation to any Shares;

(b)	any right, money or property accruing or offered at any time in relation to any Shares by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise; and

(c)	any other shares of the Subject Company that are acquired by the Chargor at any time after the date of this Deed provided that the aggregate of the Shares, and any other shares falling within this paragraph (c) must not exceed 66% of the issued shares of the Subject Company.
Secured Liabilities means the unpaid principal of and interest on (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Chargor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Chargor to the Security Agent or to any Finance Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document, the Letters of Credit or any Specified Swap Agreement, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Security Agent or to any Lender that are required to be paid by the Chargor pursuant thereto) or otherwise.
Security means any Security Interest created, evidenced or conferred by or under this Security Document.

Security Assets means assets of the Chargor which are the subject of any security created by this Security Document.

Security Interest means a Lien.

Security Period means the period beginning on the date of this Security Document and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

Singapore means the Republic of Singapore.

Shares means the shares specified in Schedule 1 (Shares).

Subject Company means the company identified in Schedule 1 (Shares).

Trustees Act means the Trustees Act, Chapter 337 of Singapore.
1.2	Construction

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Security Document, the same meaning in this Security Document.

(b)	The provisions of section 1.2 (Other Definitional Provisions) of the Credit Agreement apply to this Security Document as though they were set out in full in this Security Document, except that references to the Credit Agreement will be construed as references to this Security Document.

(c)	A reference to a Loan Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Loan Document or other document or security, including any change in the purpose of, any extension or any increase in the amount of a facility or any additional facility.

(d)	Any covenant of the Chargor under this Security Document (other than a payment obligation) remains in force during the Security Period and is given for the benefit of each Finance Party.

(e)	If the Security Agent considers that an amount paid to a Finance Party under a Loan Document is capable of being avoided or otherwise set aside on the liquidation, administration, judicial management or winding-up of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Security Document.

(f)	Unless the context otherwise requires, a reference to a Security Asset includes:

(i)	any part of that Security Asset; and

(ii)	the proceeds of that Security Asset.
(g)	References to the Security Agent as a party to any other document shall be construed as references to the Security Agent acting in its capacity as Administrative Agent pursuant to its appointment as administrative agent under section 9 of the Credit Agreement and section 7 of the Guarantee and Collateral Agreement.

1.3	Contracts (Rights of Third Parties) Act

(a)	Unless expressly provided to the contrary and other than the Finance Parties, a person who is not a party to this Security Document has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefit of any term of this Security Document.

(b)	Notwithstanding any terms of this Security Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Security Document.

2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Security Document:
(i)	is created in favour of the Security Agent; and

(ii)	is security for the payment, discharge and performance of all the Secured Liabilities.
(b)	The Security Agent holds the benefit of this Security Document on trust for the Finance Parties.

2.2	Shares

The Chargor charges by way of a first fixed charge:
(a)	all the Shares; and

(b)	all Related Rights.
3.	FURTHER ASSURANCES

The Chargor must, at its own expense and after receipt of a written request from the Security Agent, take whatever action the Security Agent or a Receiver may reasonably require for:
(a)	creating, perfecting or protecting any security intended to be created by or pursuant to this Security Document or the priority of any security intended to be created by or pursuant to this Security Document;

(b)	facilitating the realisation of any Security Asset;

(c)	facilitating the exercise of any right, power or discretion exercisable, by the Security Agent or any Receiver or any of their delegates or sub-delegates in respect of any Security Asset; or

(d)	creating and perfecting security in favour of the Security Agent (equivalent to the security intended to be created by this Security Document) over Shares or Related Rights located in any jurisdiction outside Singapore.
This includes:
(i)	the re-execution of this Security Document;

(ii)	the execution of any transfer whether to the Security Agent or to its nominee; and

(iii)	the giving of any notice and the making of any filing or registration, which, in any such case, the Security Agent may think expedient.
4.	RESTRICTIONS ON DEALINGS

The Chargor must not:
(a)	create or permit to subsist any Security Interest on any Security Asset (save for any Security Interest created under the Loan Documents); or

(b)	sell, transfer, or otherwise dispose of any Security Asset.
5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and warranties

The Chargor makes the representations and warranties set out in this Clause to each Finance Party.

5.2	Nature of security

This Security Document creates those Security Interests it purports to create and is not liable to be avoided or otherwise set aside on its liquidation, administration, judicial management or winding-up or otherwise.

5.3	Shares

(a)	The Shares are duly authorised, validly issued and fully paid and are not subject to any option to purchase or similar right.

(b)	The Shares represent 66% of the issued voting share capital of the Subject Company.

(c)	The Chargor is the sole legal and beneficial owner of the Shares.

(d)	The Security Assets are (save for any Security Interest created under the Loan Documents) free from:
(i)	any Security Interest; and

(ii)	any interests or claims of third parties.
5.4	Times for making representations and warranties

(a)	The representations and warranties set out in this Security Document (including in this Clause) are made on the date of this Security Document.

(b)	Each representation and warranty under this Security Document is deemed to be repeated by the Chargor on each date during the Security Period.

(c)	When a representation and warranty is deemed to be repeated, it is applied to the circumstances existing at the time of repetition.

6.	SHARES

6.1	Deposit

The Chargor must:
(a)	immediately deposit with the Security Agent or, as the Security Agent may direct, all certificates and other documents of title or evidence of ownership in relation to the Security Assets; and

(b)	promptly execute and deliver to the Security Agent all share transfers and other documents, including transfers of the Shares executed in blank, which may be requested by the Security Agent in order to enable the Security Agent or its nominees to be registered as the owner or otherwise obtain a legal title to any Security Assets.
6.2	Changes to rights

The Chargor must not take or allow the taking of any action on its behalf which may result in the rights attaching to any Security Assets being altered or further shares in the Subject Company being issued.

6.3	Calls

(a)	The Chargor must pay all calls and other payments due and payable in respect of any Security Assets.

(b)	If the Chargor fails to do so, the Security Agent may pay any such calls or other payments on behalf of the Chargor. The Chargor must immediately on written request reimburse the Security Agent for any payment made by the Security Agent under this Subclause.

6.4	Other obligations in respect of Security Assets

(a)	The Chargor must comply with all written requests for information which is within its knowledge and which are made under any law or regulation or by any listing or other authority or any similar provision contained in any constitutional document relating to any Security Assets. If it fails to do so, the Security Agent may elect to provide such information as it may have on behalf of the Chargor.

(b)	The Chargor must promptly supply to the Security Agent a copy of any information referred to in sub-paragraph (a) above.

(c)	The Chargor must comply with all other conditions and obligations assumed by it in respect of any Security Assets.

(d)	No Finance Party is obliged to:
(i)	perform any obligation of the Chargor;

(ii)	make any payment;

(iii)	make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor; or

(iv)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Security Document,

in respect of any Security Assets.
6.5	Voting rights

(a)	Before this Security becomes enforceable, the Chargor may continue to exercise the voting rights, powers and other rights in respect of the Security Assets.

(b)	Before this Security becomes enforceable, if any Security Assets have been registered in the name of the Security Agent or its nominee, the Security Agent (or its nominee) must exercise the voting rights, powers and other rights in respect of the Security Assets in the manner in which the Chargor may direct in writing. The Security Agent (or that nominee) will execute any form of proxy or other document which the Chargor may reasonably require for this purpose.

(c)	Before this Security becomes enforceable, all dividends or other income or distributions paid or payable in relation to any Security Assets must be paid to the Chargor. To achieve this:
(i)	the Security Agent or its nominee must promptly execute any dividend mandate necessary to ensure that payment is made direct to the Chargor; or

(ii)	if payment is made directly to the Security Agent (or its nominee) before this Security becomes enforceable, the Security Agent (or that nominee) must promptly pay that amount to the Chargor.
(d)	Before this Security becomes enforceable, the Security Agent must use its reasonable endeavours to forward promptly to the Chargor all material notices, correspondence and/or other communication it receives in relation to the Security Assets.

(e)	After this Security has become enforceable, the Security Agent or its nominee may exercise or refrain from exercising:
(i)	any voting rights; and

(ii)	any other powers or rights which may be exercised by the legal or beneficial owner of any Security Assets, any person who is the holder of any Security Assets or otherwise, in each case, in the name of the Chargor, the registered holder or otherwise and without any further consent or authority on the part of the Chargor and irrespective of any direction given by the Chargor.
(f)	If any Security Asset remains registered in the name of the Chargor, the Chargor irrevocably appoints the Security Agent or its nominee as its proxy to exercise all voting rights in respect of those Security Assets at any time after this Security has become enforceable.

(g)	The Chargor must indemnify the Security Agent against any loss or liability incurred by the Security Agent as a consequence of the Security Agent acting in respect of the Security Assets at the direction of the Chargor, provided that the foregoing indemnity will not apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the wilful misconduct or gross negligence of the Security Agent.

6.6	Filing

The Chargor must make timely filing and registration of this Security Document in order to preserve and perfect this Security.

6.7	Documents

The Chargor shall promptly execute and/or deliver to the Security Agent such documents relating to the Shares as the Security Agent reasonably requires.

7.	GENERAL UNDERTAKINGS

7.1	Compliance with laws

The Chargor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Loan Documents.

7.2	Restrictions on dealing

Without the prior written consent of the Administrative Agent, the Chargor shall not do, or permit to be done, anything which could prejudice the Security or use the Security Assets in any way which is prejudicial to the interests of the Finance Parties.

7.3	Discharge other debts

The Chargor shall punctually pay and discharge all debts and obligations which by law have priority over the Security.

7.4	Depreciation of Security Assets

The Chargor shall not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Security Assets.

7.5	Memorandum and Articles of Association

The Chargor will (promptly after any request by the Security Agent) cause the Memorandum of Association and Articles of Association of the Subject Company to be amended in the manner requested by the Security Agent for the purpose of ensuring that the directors of the Subject Company shall not be entitled to decline to register, or suspend the registration of, any transfer of any Shares where such transfer is executed (whether as transferor or transferee) by any bank or financial institution to whom such Shares shall have been charged or pledged by way of security, or by any nominee of such bank or financial institution, but shall not, unless the Security Agent otherwise requires or shall otherwise have given its prior consent in writing, cause, procure or allow any other amendment or variations to be made to the Memorandum of Association or the Articles of Association of the Subject Company.

8.	PRESERVATION OF SECURITY

8.1	Continuing security

This Security is a continuing security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

8.2	Reinstatement

(a)	If any discharge (whether in respect of the obligations of any Grantor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of the Chargor under this Security Document will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)	Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

8.3	Waiver of defences

The obligations of the Chargor under this Security Document will not be affected by any act, omission or thing (whether or not known to it or any Finance Party) which, but for this provision, would reduce, release or prejudice any of its obligations under this Security Document. This includes:
(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person (other than a full release of this Security Document);

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity, lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment of a Loan Document or any other document or security;

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Loan Document or any other document or security or the failure by the Chargor to enter into or be bound by any Loan Document; or

(h)	any insolvency or similar proceeding.
8.4	Immediate recourse

The Chargor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other person before claiming from the Chargor under this Security Document.

8.5	Appropriations

At any time during the Security Period, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of the Chargor under this Security Document:

(a)	(i)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts; or

	(ii)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)	hold in a non-interest-bearing suspense account any moneys received from the Chargor or on account of the Chargor’s liability under this Security Document.
8.6	Non-competition

Unless the Security Period has expired or the Security Agent otherwise directs, the Chargor will not, after a claim has been made under this Security Document or by virtue of any payment or performance by it under this Security Document:
(a)	be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

(b)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Chargor’s liability under this Clause;

(c)	claim, rank, prove or vote as a creditor of any Grantor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(d)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Grantor, or exercise any right of set-off as against any Grantor.
The Chargor must hold in trust for and immediately pay or transfer to the Security Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Security Agent under this Clause.
8.7	Additional security

(a)	This Security Document is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

(b)	No prior security held by any Finance Party (in its capacity as such or otherwise) over any Security Asset will merge into this Security.

8.8	Security held by Chargor

The Chargor must not, without the prior consent of the Security Agent, hold any security from any Grantor in respect of the Chargor’s liability under this Security Document. The Chargor will hold any security held by it in breach of this provision on trust for the Security Agent.

9.	WHEN SECURITY BECOMES ENFORCEABLE

9.1	Timing

This Security will become immediately enforceable if an Event of Default occurs.

9.2	Enforcement

After this Security has become enforceable, the Security Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as the Required Lenders direct.

10.	ENFORCEMENT OF SECURITY

10.1	General

(a)	The power of sale, the power to appoint a Receiver and any other powers conferred on a mortgagee by law (including under Section 24 of the Act), as amended by this Security Document, will be immediately exercisable at any time after this Security has become enforceable.

(b)	Any restriction imposed by law on the power of sale (including under Section 25 of the Act) or the right of a mortgagee to consolidate mortgages (including under Section 21 of the Act) does not apply to this Security.

10.2	No liability as mortgagee in possession

Neither the Security Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

10.3	Privileges

Each Receiver and the Security Agent is entitled to all the rights, powers, privileges and immunities conferred by law (including the Act) on mortgagees and receivers duly appointed under any law (including the Act), except that Section 25 of the Act does not apply.

10.4	Protection of third parties

(a)	No person (including a purchaser) dealing with the Security Agent or a Receiver or its or his agents will be concerned to enquire:
(i)	whether the Secured Liabilities have become payable;

(ii)	whether any power which the Security Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(iii)	whether any money remains due under the Loan Documents; or

(iv)	how any money paid to the Security Agent or to that Receiver is to be applied.
(b)	Subject to the provisions of this Security Document, all the protection to purchasers contained in Section 26 and 27 of the Act or any other legislation shall apply to any person purchasing from or dealing with the Security Agent, the Receiver or any of its or his assets.

10.5	Redemption of prior mortgages

(a)	At any time after this Security has become enforceable, the Security Agent may:
(i)	redeem any prior Security Interest against any Security Asset; and/or

(ii)	procure the transfer of that Security Interest to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.
(b)	The Chargor must pay to the Security Agent, immediately on written demand, the properly incurred costs and expenses incurred by the Security Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest.

10.6	Contingencies

If this Security is enforced at a time when no amount is due under the Loan Documents but at a time when amounts may or will become due, the Security Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into such number of suspense accounts as it considers appropriate.

11.	RECEIVER

11.1	Appointment of Receiver

(a)	Except as provided below, the Security Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:
(i)	this Security has become enforceable; or

(ii)	the Chargor so requests the Security Agent in writing at any time.
(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 29(1) of the Act) does not apply to this Security Document.

11.2	Removal

The Security Agent may by writing under its hand, with written notice to the Chargor, remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3	Remuneration

The Security Agent may fix the remuneration of any Receiver appointed by it and any maximum rate imposed by law (including under section 29(6) of the Act) will not apply.

11.4	Agent of the Chargor

(a)	A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor is solely responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver, provided that this shall not prejudice any right or remedy the Chargor may have against the Receiver.

(b)	No Finance Party will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

11.5	Relationship with Security Agent

To the fullest extent allowed by law, any right, power or discretion conferred by this Security Document (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Security Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

12.	POWERS OF RECEIVER

12.1	General

(a)	A Receiver has all the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law. This includes all the rights, powers and discretions conferred on a receiver (or a receiver and manager or a judicial manager) under the Act and as set out below and in addition to those conferred on it by any law.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all the powers conferred on a Receiver under this Security Document individually and to the exclusion of any other Receiver.

12.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

12.3	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

12.4	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

12.5	Legal Actions

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Security Asset which he thinks fit.

12.6	Borrow money

A Receiver may borrow or raise money either unsecured or on the security of the Security Assets (either in priority to the Security or otherwise).

12.7	Redemption of Security

A Receiver may redeem any Security Interests (whether or not having priority to the Security) over the Security Assets and to settle the accounts of any person with an interest in the Security Assets.

12.8	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

12.9	Delegation

A Receiver may delegate his powers in accordance with this Security Document.

12.10	Other powers

A Receiver may:
(a)	do all other acts and things which he may consider desirable or reasonably necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Security Document or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	exercise the above powers in the name of and on behalf of the Chargor for any of the above purposes.
13.	APPLICATION OF PROCEEDS

Unless otherwise determined by the Security Agent or any Receiver, any moneys received by the Security Agent or that Receiver after this Security has become enforceable must be applied in the following order of priority:
(a)	in or towards payment of or provision for all costs and expenses incurred by the Security Agent or any Receiver under or in connection with this Security Document and of all remuneration due to any Receiver under or in connection with this Security Document;

(b)	in payment to the Security Agent for application towards the balance of the Secured Liabilities; and

(c)	in payment of the surplus (if any) to the Chargor or other person entitled to it.
This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Finance Party to recover any shortfall from the Chargor.

14.	EXPENSES AND INDEMNITY

The Chargor must:
(a)	promptly on written demand pay all reasonable costs and expenses (including legal fees) incurred in connection with this Security Document by any Finance Party, Receiver, attorney, manager, agent or other person appointed by the Security Agent under this Security Document; and

(b)	keep each of them indemnified against any loss or liability incurred by it in connection with any litigation, arbitration or administrative proceedings concerning this Security, provided that the foregoing indemnity will not apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the wilful misconduct or gross negligence of any indemnified person.
15.	DELEGATION

15.1	Power of Attorney

The Security Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Security Document.

15.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Security Agent or any Receiver may think fit.

15.3	Liability

Neither the Security Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate except to the extent directly attributable to that delegate or sub-delegate’s gross negligence or wilful misconduct. Any third party referred to in this Clause may enjoy the benefit of or enforce the terms of this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

16.	POWER OF ATTORNEY

The Chargor, by way of security, irrevocably and severally appoints the Security Agent, each Receiver and any of their delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Security Document. The Chargor ratifies and confirms whatever any attorney lawfully does or purports to do under its appointment under this Clause. Any third party referred to in this Clause may enjoy the benefit of or enforce the terms of this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

17.	MISCELLANEOUS

17.1	Covenant to pay

The Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Loan Documents.

17.2	Tacking

Each Lender must perform its obligations under the Credit Agreement (including any obligation to make available further advances).

17.3	New Accounts

(a)	If any subsequent charge or other interest affects any Security Asset, the Finance Party may open a new account with the Chargor.

(b)	If the Finance Party does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other interest.

(c)	As from that time all payments made to the Finance Party will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

17.4	Trustees Act

The Security Agent shall have all the powers and discretions conferred upon trustees by the Trustees Act provided that:
(a)	where there are any inconsistencies between the Trustees Act and the provisions of this Security Document or any other Loan Document (each, a Relevant Document), to the extent allowed by law the provisions of such Relevant Document shall prevail;

(b)	any inconsistencies between the Trustees Act and the provisions of any Relevant Document shall constitute a restriction or exclusion under the Trustees Act; and

(c)	Section 3A of the Trustees Act shall not apply to the duties of the Security Agent in relation to the trusts contained in this Security Document. The powers, duties and discretions conferred on the Security Agent by the provisions of this Security Document are by way of supplement to those conferred by the Trustees Act.
18.	RELEASE

At the end of the Security Period, the Finance Parties must, at the request and cost of the Chargor, take whatever action is reasonably necessary to release its Security Assets from this Security.

19.	EVIDENCE AND CALCULATIONS

19.1	Accounts

Accounts maintained by a Finance Party in connection with this Security Document are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

19.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Loan Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.3	Calculations

Any interest or fee accruing under this Security Document accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Security Agent determines is market practice.

20.	NOTICES

20.1	In writing

(a)	Any communication in connection with this Security Document must be in writing and, unless otherwise stated, may be given:
(i)	in person, by post or fax; or

(ii)	to the extent agreed by the Parties, by e-mail or other electronic communication.

(b)	For the purpose of this Security Document, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under this Security Document must be given in writing.

20.2	Contact details

(a)	The contact details of the Chargor for all notices in connection with this Security Document are the same as those set out in Section 10.2 of the Credit Agreement for the Chargor.

(b)	The contact details of the Security Agent for all notices in connection with this Security Document are the same as those set out in Section 10.2 of the Credit Agreement for the Security Agent.

(c)	Any Party may change its contact details by giving five Business Days’ notice to the Security Agent or to the other Party.

(d)	Where the Security Agent nominates a particular department or officer to receive a notice, a notice will not be effective if it fails to specify that department or officer.

20.3	Effectiveness

(a)	Except as provided below, any communication in connection with this Security Document will be deemed to be given as follows:
(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.
(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Security Agent will only be effective on actual receipt by it.

21.	LANGUAGE

Any notice given in connection with this Security Document must be in English.

22.	SEVERABILITY

If a term of this Security Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:
(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Security Document; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other term of this Security Document.

23.	WAIVERS AND REMEDIES CUMULATIVE

The rights of each Finance Party under this Security Document:
(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.
Delay in exercising or non-exercise of any right is not a waiver of that right.
24.	COUNTERPARTS

This Security Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Security Document.

25.	GOVERNING LAW

This Security Document is governed by Singapore law.

26.	ENFORCEMENT

26.1	Jurisdiction

(a)	The Singapore courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection with this Security Document.

(b)	The Singapore courts are the most appropriate and convenient courts to settle any such dispute in connection with this Security Document. The Chargor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Security Document.

(c)	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:
(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.
(d)	References in this Clause to a dispute in connection with this Security Document includes any dispute as to the existence, validity or termination of this Security Document.
26.2	Service of process

(a)	The Chargor irrevocably appoints the Subject Company as its agent under this Security Document for service of process in any proceedings before the Singapore courts in connection with this Security Document.

(b)	If any person appointed as process agent under this Clause is unable for any reason to so act, the Chargor must immediately (and in any event within three days of the event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another process agent for this purpose.

(c)	The Chargor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

26.3	Waiver of immunity

The Chargor irrevocably and unconditionally:
(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to this Security Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.
This Security Document has been entered into and executed as a deed by the Chargor with the intention that it be delivered on the date stated at the beginning of this deed.

SCHEDULE 1
PART 1SHARES

Subject Company	Number of Shares

FIRST SOLAR FE HOLDINGS PTE. LTD.	66,000,000

SIGNATORIES

Chargor FIRST SOLAR, INC.
By:	/s/ David Brady
	Name:	David Brady
	Title:	Corporate Treasurer

Security Agent JPMORGAN CHASE BANK, N.A.
By:	/s/ R. Mark Chambers
	Name:	R. Mark Chambers
	Title:	Senior Vice President